Terms of the Proposal

Description:

Comparison of Financial Projections

Summary of Financial Assets and Liabilities

Valuation of Other Liabilities

Historical Stock Price Performance

Absolute Stock Price Performance

Historical Stock Price Performance

Relative Stock Price Performance

Historical Stock Price Performance

Illustrative “Unaffected” Trading Range

Premiums Paid

Cash Transactions Summary of Premiums Paid Analysis –

Comparable Trading Analysis

Industry Transaction Analysis

Discounted Cash Flow Forecast

September 27 “Updated Base Case”

Discounted Cash Flow Analysis

Summary Valuation Range

Purchase Price Ratio Analysis

Confidential *Presentation to:*

International Specialty Products Inc.

Presentation to the Special Committee of the Board of Directors

November 6, 2002

Premium to:	Current Share Price November 4, 2002 ISP Price	Current Share Price November 4, 2002 % Premium	Prior to July 8, 2002 Announcement ISP Price	Prior to July 8, 2002 Announcement % Premium
Proposal Price	**$10.30**		**$10.30**	
1 Day [1]	9.20	12.0%	7.95	29.6%
7 Days Avg.	9.16	12.5%	7.82	31.7%
30 Days Avg.	9.26	11.2%	6.92	48.8%
60 Days Avg.	9.44	9.2%	7.70	33.7%
90 Days Avg.	9.59	7.4%	8.32	23.8%
180 Days Avg.	9.03	14.0%	8.61	19.7%
1 Year Avg.	8.98	14.7%	8.85	16.4%
1 Year Median	9.17	12.3%	8.80	17.0%
1 Year High	10.45	(1.4%)	11.11	(7.3%)
1 Year Low	5.60	83.9%	5.60	83.9%

($ in millions)	ISP Projections					Estimated	CAGR
	2002E	2003E	2004E	2005E	2006E	2007E	'02-'06
September 27 "Updated Base Case"							
Net Sales	$852.1	$842.3	$880.6	$916.5	$957.0	$995.1	*2.9%*
% Growth	*8.3%*	*-1.2%*	*4.5%*	*4.1%*	*4.4%*	*4.0%*	
EBITDA [(1)]	174.5	183.3	194.6	206.5	215.7	222.0	*5.4%*
% Margin	*21.2%*	*21.8%*	*22.1%*	*22.5%*	*22.5%*	*22.3%*	
EBIT [(1)]	116.1	124.9	136.1	148.0	157.1	163.4	*7.9%*
% Margin	*14.1%*	*14.8%*	*15.5%*	*16.1%*	*16.4%*	*16.4%*	
October 10 "New Base Case"							
Net Sales	$852.1	$852.0	$875.0	$902.0	$932.0	$963.0	*2.3%*
% Growth	*8.3%*	*0.0%*	*2.7%*	*3.1%*	*3.3%*	*3.3%*	
EBITDA [(1)]	172.3	166.4	174.5	183.5	190.1	194.7	*2.5%*
% Margin	*21.0%*	*19.8%*	*19.8%*	*20.0%*	*19.9%*	*19.6%*	
% Change from 9/27 Case	*-1.2%*	*-9.2%*	*-10.3%*	*-11.1%*	*-11.9%*	*-12.3%*	
EBIT [(1)]	113.9	108.0	116.0	125.0	131.5	136.1	*3.7%*
% Margin	*13.9%*	*12.8%*	*13.2%*	*13.6%*	*13.7%*	*13.7%*	
% Change from 9/27 Case	*-1.9%*	*-13.5%*	*-14.8%*	*-15.5%*	*-16.3%*	*-16.7%*	

Capitalization as of September 30, 2002

($ in millions)

Security	Amt. 9/30/02	Maturity	Interest Rate	Credit Rating
Cash & Equivalents				
Cash on balance sheet	$65.8	NA	NA	NA
Market value of investments	353.5	NA	NA	NA
Senior Credit Facilities				
LT Revolving Credit Facility	10.0	2006	L + 250	BB+ / Ba2
Term Loan	222.8	2008	L + 300	BB+ / Ba2
Notes & Other				
Senior Secured Notes	200.0	2009	10 5/8%	B2 / B+
Senior Subordinated Notes	402.7	2011	10 1/4%	B2 / BB-
A/R Facility	31.0	NA	NA	NA
Capital leases	1.5	NA	NA	NA
Other debt	0.2	NA	NA	NA

Total Debt (incl A/R facility)	**$868.1**
Book Equity	529.6
Total Capitalization	**$1,397.7**

Investment Portfolio as of September 30, 2002

($ in millions)

	Total Cost	Market Value	Unrealized Gain / (Loss)
Trading Securities:	$207.3	$233.7	$26.4
Available for Sale Securities:	273.0	227.4	(45.6)
Total Value of Portfolio:	$480.3	$461.1	($19.2)

Market Value of Portfolio	$461.1
less: Payables related to Portfolio [1]	(114.1)
plus: Incr. Tax Benefit at 34%	6.5
Net Cash Proceeds from Sale	$353.5

Shares / Options Outstanding as of September 30, 2002

Shares Outstanding (mm)	65.1
Options Outstanding (mm)	3.3
Weighted Average Exercise Price	$10.75

($ in millions) Liability / Reserve	Assumed Value ($ in mm)	Comments
Environmental (incl. Linden)	$0.0	Management believes that recoveries will fully offset remediation costs
Product Liability	0.0	Management believes that no meaningful liability exists
Asbestos Liability	0.0	Management believes that it has no responsibility for the asbestos liabilities of G-I Holdings. However, in the event that Mr. Heyman were to lose the fraudulent conveyance case and the ISP spin-off were unwound, ISP could be subject to a change of control
Tax Liabilities	17.6	Balance sheet reserve
Minority Interest in JVs	0.5	Valued at book value
Book Value Plan / SARs	7.9	Utilized by the Company for executive compensation, primarily in place of options. Valued at "in-the-money" value
Total	$26.0	

Calculation of Net Non-Operating Liabilities

($ in millions)	As of 9/30/02
Total Debt	$837.1
A/R Facility	31.0
Other Liabilities / Reserves	26.0
Cash on Balance Sheet	(65.8)
After-Tax Mkt Value of Investment Portfolio	(353.5)
Net Non-Operating Liabilities	$474.8


$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
April 20, 1998
All-time high of $20.50
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
Revised Proposal $10.30
Initial Proposal $10.00
October 9, 2000
All-time low of $5.13
6/25/91
10/2/93
1/10/96
4/19/98
7/27/00
11/4/02


Indexed Price
500%
400%
300%
200%
100%
0%
6/25/91
9/28/92
12/31/93
4/7/95
7/12/96
10/16/97
1/20/99
4/25/00
7/30/01
11/4/02

Going Private Transactions – < 50% Minority (1)

Premia Paid	Premia Paid over Average Price for: 1 Day	7 Days	30 Days	90 Days
Maximum:	140.0%	136.9%	113.3%	116.0%
Mean:	46.4%	47.7%	49.2%	42.2%
Median:	42.6%	43.4%	48.6%	36.2%
Minimum:	9.9%	13.2%	13.1%	13.5%
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.64	$11.55	$10.33	$11.83
At Median Premium	$11.34	$11.21	$10.29	$11.33

Full Acquisitions (2)

Premia Paid	Premia Paid over Average Price for: 1 Day	7 Days	30 Days	90 Days
Maximum:	540.0%	519.4%	411.7%	267.4%
Mean:	44.1%	45.6%	48.1%	51.7%
Median:	28.8%	31.7%	33.5%	37.6%
Minimum:	(7.8%)	(7.4%)	(3.4%)	(9.1%)
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.45	$11.39	$10.26	$12.62
At Median Premium	$10.24	$10.30	$9.24	$11.45

Going Private Transactions – < 20% Minority (1)

Premia Paid	Premia Paid over Average Price for: 1 Day	7 Days	30 Days	90 Days
Maximum:	140.0%	122.7%	95.7%	73.4%
Mean:	40.8%	40.8%	44.3%	40.0%
Median:	43.5%	41.2%	42.9%	39.9%
Minimum:	9.9%	13.2%	13.1%	9.0%
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.19	$11.01	$9.99	$11.65
At Median Premium	$11.41	$11.04	$9.89	$11.64

Implied Value From "Unaffected" Trading Price

	Going Private 1998 - 2002 (<50%)	Going Private 1992 - 2002 (< 20%)
1-Day Premium		
Mean	46.4%	40.8%
Median	42.6%	43.5%
"Unaffected" Price (3)	$7.07	$7.07
Implied Offer Price		
At Mean Premium	$10.35	$9.96
At Median Premium	$10.09	$10.15

(Currency and shares in millions except per share data)

	Price	Equity	Enterprise	Enterprise Value as a Multiple of: Sales			EBITDA			EBIT		
Companies	**11/04/02**	**Value**	**Value**	**LTM**	**2002E**	**2003E**	**LTM**	**2002E**	**2003E**	**LTM**	**2002E**	**2003E**
Albemarle	$28.52	1,203.7	1,381.2	1.45x	1.44x	1.38x	7.0x	7.4x	6.9x	12.8x	12.9x	11.4x
Arch Chemicals	$18.88	422.9	588.2	0.66x *	NA *	NA *	8.4x	NA *	NA *	43.6x *	NA *	NA *
Cambrex	$28.59	743.3	1,004.4	1.94x	1.85x	1.73x	8.7x	7.6x	6.9x	12.7x	11.0x	9.5x
Croda	£2.70	367.7	431.3	1.38x	1.42x	1.37x	7.7x	7.7x	7.3x	10.6x	10.8x	10.2x
Cytec Industries	$24.13	951.0	1,149.4	0.87x	0.85x	0.82x	5.6x	5.4x	5.2x	10.3x	9.1x	8.5x
Great Lakes Chemical	$24.36	1,222.7	1,487.1	1.07x	1.07x	0.99x	12.8x *	7.8x	7.3x	39.4x *	14.7x *	12.0x
Intl Flavors & Fragrances	$33.20	3,152.0	4,259.3	2.36x *	2.37x *	2.31x *	10.0x *	10.2x *	9.4x *	12.2x *	12.8x	11.5x
Penford	$14.76	118.7	223.3	0.97x	0.96x	0.85x	6.6x	6.4x	5.5x	14.0x	13.7x	10.5x
Sensient Technologies	$24.89	1,178.2	1,691.5	1.94x	1.86x	1.76x	9.5x	9.0x	8.4x	11.9x	11.5x	10.6x
			Mean	1.38x	1.35x	1.27x	7.6x	7.3x	6.8x	12.1x	11.7x	10.5x
			Median	1.38x	1.42x	1.37x	7.7x	7.6x	6.9x	12.3x	11.5x	10.6x
ISP Valuation at $10.30 Offer Price	$10.30	674.7	1,149.5	1.38x	1.35x	1.35x	6.8x	6.7x	6.9x	10.2x	10.1x	10.6x
<u>ISP Valuation Metrics</u>												
Selected Multiples							7.50x	7.50x	7.00x	11.50x	11.50x	10.50x
Relevant ISP Statistic [2]							$169.8	$172.3	$166.4	$112.4	$113.9	$108.0
Implied Enterprise Value at Selected Multiples:							$1,273.5	$1,292.4	$1,165.1	$1,292.4	$1,309.9	$1,134.0
less: Net non-operating liabilities [3]							(474.8)	(474.8)	(474.8)	(474.8)	(474.8)	(474.8)
Implied Equity Value at Selected Multiples:							$798.7	$817.6	$690.3	$817.6	$835.1	$659.2
Fully diluted shares outstanding [4]							65.8	65.8	65.5	65.8	65.9	65.5
Implied Price per Share:							$12.14	$12.42	$10.53	$12.42	$12.67	$10.07

$10.00 - $12.50

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.
1. *Trading multiples for comparable specialty companies based on actual prices as of the most recent closing date.*
2. *Projected figures are based on "New Base Case" of October 10. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
3. *As of 9/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
4. *Includes dilution from options calculated using the treasury method.*

Industry Transaction Analysis

(Currency and shares in millions except per share data)

Date Announced	Target / Acquiror	Offer Value	Transaction Value	Transaction Value to: LTM Sales	LTM EBITDA	LTM EBIT
03-Sep-02	Roche Vitamins and Fine Chemicals DSM	€2,250.0	€2,250.0	0.95x	6.6x	12.8x
17-Jul-02	Haarmann & Reimer (Bayer) EQT Northern Europe Private Equity Fund	€1,660.0	€1,660.0	1.90x	9.8x	14.6x
12-Sep-01	Cognis BV (Henkel KGaA) Investor Group	€2,500.0	€2,500.0	0.78x	7.1x	11.4x
29-Mar-01	Ascot PLC Dow Chemical	£305.2	£439.5	1.99x	10.0x	15.9x
15-Dec-00	Laporte Degussa	$2,010.4	$1,656.8	2.64x	10.1x	13.6x
29-Nov-00	BF Goodrich Performance Materials AEA Investors	$1,200.0	$1,400.0	1.18x	6.4x	10.3x
02-Aug-00	Catalytica Pharmaceuticals, Inc. DSM	$750.0	$800.0	1.89x	10.5x	13.6x
06-Jul-00	Hickson International Arch Chemicals	$95.6	$128.6	0.59x	7.0x	17.4x
01-Jun-99	Witco Crompton & Knowles	$1,082.1	$1,836.6	0.96x	8.3x	17.2x
12-May-99	Zeneca Specialties (AstraZeneca) Cinven/Investcorp.	£1,300.0	£1,300.0	1.89x	9.4x	13.9x
25-Aug-97	BioWhittaker Inc. Cambrex Corporation	$130.9	$129.3	2.54x	9.6x	13.3x
			Mean	1.57x	8.6x	14.0x
			Median	1.89x	9.4x	13.6x
Valuation at $10.30 Offer Price		$674.7	$1,149.5	1.38x	6.8x	10.2x
ISP Valuation Metrics						
Selected Multiples					8.0x	12.0x
Relevant ISP Statistic (1)					$169.8	$112.4
Implied Enterprise Value at Selected Multiples:					$1,358.4	$1,348.6
less: Net non-operating liabilities (2)					*(474.8)*	*(474.8)*
Implied Equity Value at Selected Multiples:					$883.6	$873.8
Fully diluted shares outstanding (3)					*66.0*	*66.0*
Implied Price per Share:					$13.39	$13.24

$13.00 - $13.50

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.

1. *Historical figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *As of 9/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Includes dilution from options calculated using the treasury method.*

Summary Valuation Range



Comparable Trading
$10.00
$12.50
Industry Transactions
$13.00
$13.50
Premiums Paid - Going Private (<50% Minority)
$10.00
$12.00
Premiums Paid - Going Private (<20% Minority)
$10.00
$11.50
Premiums Paid - Going Private (Unaffected)
$10.00
$10.50
Premiums Paid - Full Acquisitions
$9.00
$13.00
Discounted Cash Flow Analysis
$8.00
$14.00
$5
$6
$7
$8
$9
$10
$11
$12
$13
$14
$15
$16
$17
$18
$19
$20
$21
$22
52-Wk Low $5.60
1-Day Prior $7.95
Revised Proposal $10.30
52-Wk High $11.11

($ and shares in millions except per share data)	Data	1-Day Prior [1]	Initial Proposal	Revised Proposal
Price Per Share		**$7.95**	**$10.00**	**$10.30**
% Premium to Initial Proposal		*(20.5%)*	*0.0%*	*3.0%*
% Premium to Pre-Announcement Price		*0.0%*	*25.8%*	*29.6%*
% Prem. to 52-Wk High Prior to Proposal ($11.11)		*(28.4%)*	*(10.0%)*	*(7.3%)*
% Prem. to 52-Wk Low Prior to Proposal ($5.60)		*42.0%*	*78.6%*	*83.9%*
Common Shares Outstanding (as of 9/30/02)		65.1	65.1	65.1
Value of Common Shares		$517.4	$650.9	$670.4
Net Value of Options [2]		1.7	3.8	4.3
Plus: Net Non-Operating Liabilities [3]		474.8	474.8	474.8
Enterprise Value		**$994.0**	**$1,129.5**	**$1,149.5**
September 27 "Updated Base Case"				
Enterprise Value to:	**Data [4]**		**Multiple**	
2002E Revenues	$852.1	1.17x	1.33x	1.35x
2003E Revenues	$842.3	1.18x	1.34x	1.36x
2002E EBITDA	$174.5	5.7x	6.5x	6.6x
2003E EBITDA	$183.3	5.4x	6.2x	6.3x
2002E EBIT	$116.1	8.6x	9.7x	9.9x
2003E EBIT	$124.9	8.0x	9.0x	9.2x
October 10 "New Base Case"				
2002E EBITDA	$172.3	5.8x	6.6x	6.7x
2003E EBITDA	$166.4	6.0x	6.8x	6.9x
2002E EBIT	$113.9	8.7x	9.9x	10.1x
2003E EBIT	$108.0	9.2x	10.5x	10.6x